EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Select Medical Corporation Amended And Restated 2002 Non-Employee Directors’ Plan, of our report dated February 15, 2001 relating to the financial statements and financial statement schedule, which appears in Select Medical Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
August 8, 2002